Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This First Amendment to Amended and Restated Loan Agreement ("Agreement") is made and entered into as of September 30, 2009, by and between WACHOVIA BANK, NATIONAL ASSOCIATION ("Lender") and TECHNOLOGY RESEARCH CORPORATION ("Borrower") and is an amendment to that certain Amended and Restated Loan Agreement dated as of December 22, 2007 (the "Agreement").

WHEREAS, Lender had extended to Borrower a revolving line of credit facility in the amount of $6,000,000.00 as evidenced by that certain Promissory Note dated as of December 27, 2007 in the stated principal amount of $6,000,000.00 (the "Original Note"); and

WHEREAS, the Original Note matures on September 30, 2009 and Borrower requested Lender to renew the Original Note; and

WHEREAS, Lender agreed to renew the Original Note provided that among other things, the availability thereunder was reduced from $6,000,000.00 to $3,000,000.00;

NOW THEREFORE, in consideration of the foregoing Lender and Borrower amend the Agreement as follows:

1.           Terms.  All of the terms defined in the Agreement shall have the same definitions in this Amendment, unless specifically stated to the contrary in this Amendment.

2.           Loan.  The term "Loan" is hereby redefined to mean the indebtedness evidenced by that certain Promissory Note dated as of even date herewith from Borrower payable to Lender in the stated principal amount of $3,000,000.00.

3.           Note.  The term "Note" is hereby redefined to mean that certain Promissory Note dated as of even date herewith from Borrower payable to Lender in the stated principal amount of $3,000,000.00.

4.           Funded Debt to EBITDA Ratio.  The following is hereby added to the Agreement as Section 4.i.:

4.i.  Funded Debt to EBITDA Ratio.  Funded Debt to EBITDA Ratio.  Borrower shall, at all times, maintain a Funded Debt to EBITDA Ratio of not more than 2.50 to 1.00.  This covenant shall be calculated quarterly, on a rolling four quarters basis.  “Funded Debt to EBITDA Ratio" shall mean the sum of all Funded Debt divided by the sum of earnings before interest, taxes, depreciation and amortization, excluding all non-cash income and expenses, and all extraordinary gains. "Funded Debt" shall mean the sum of all indebtedness for borrowed money, (including, without limitation, capital lease and synthetic lease obligations, subordinated debt (including debt subordinated to the Bank), and unreimbursed drawings under letters of credit), or any other monetary obligation evidenced by a note, bond, debenture or other agreement or similar instrument of that person or entity.

5.           Section 5. Letters of Credit.  Section 5, Letters of Credit, is hereby deleted and the following is in its place:

5.           LETTERS OF CREDIT.  Upon the request of Borrower, Lender shall issue commercial Letters of Credit and standby Letters of Credit, provided, the aggregate amount available to be drawn under all commercial Letters of Credit plus the aggregate amount of unreimbursed drawings under all commercial Letters of Credit at any one time does not exceed $3,000,000.00, and the aggregate amount available to be drawn under all standby Letters of Credit plus the aggregate amount of unreimbursed drawings under all standby Letters of Credit at any one time does not exceed $3,000,000.00, and further provided, no commercial Letter of Credit shall expire more than 180 days after the date it is issued and no standby Letter of Credit shall expire more than 365 days after the date it is issued.  Notwithstanding anything to the contrary contained herein, the aggregate outstanding principal balance of Advances (as defined in the line of credit Promissory Note in the amount of $3,000,000.00, dated as of even date herewith) plus the aggregate amount available to be drawn under all Letters of Credit plus the aggregate amount of unreimbursed drawings under all Letters of Credit at any one time shall note exceed $3,000,000.00.  Lender's obligation to issue Letters of Credit shall terminate if Borrower is in default (however denominated) under the Note or the other Loan Documents, or in any case, if not sooner terminated, on September 30, 2010 unless renewed or extended by Lender in writing upon such terms then satisfactory to Lender.

In all other respects, the terms and conditions of the Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed all as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION By: /s/ Mark Dawson Mark Dawson, As a Senior Vice President	TECHNOLOGY RESEARCH CORPORATION, A Florida Corporation By: /s/ Owen Farren Owen Farren, As its President